EXHIBIT 4.8

             COMBINED AMENDMENT NUMBER FOUR TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      This Combined Amendment Number Four to Amended and Restated Loan and Security Agreement ("Amendment") is entered into as of March 1, 2002 by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

            A. Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of November 28, 1994, as amended by amendments number 1 through 15 (collectively, the "Agreement").

            B. Borrower and Foothill desire to further amend the Agreement and combine and restate amendments 4 through 15 to the Agreement, as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Foothill hereby amend the Agreement as follows:

      1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

      2. AMENDMENTS. The Agreement is amended as follows

            (a) Section 1.1 of the Agreement is amended as follows:

                  (1) The  following  definitions  are hereby  deleted,  and any references to such definitions in the Agreement should no longer be effective.

                  "Deferred  Fee  Notes",   "Deferred  Funding  Fee",  "Deferred
            Funding Fee Note", Eligible Accounts", "Eligible Inventory", "Facility Fee", "NWE Advance", "NWE Deferred Funding Fee", "NWE Deferred Funding Fee Note", "NWE Line", "NWE Line Maximum Amount" and "Renewal Date".

                  (2) The following definitions are hereby added:

                  "New Term Loan" means that certain term loan in the principal amount of up to $1,500,000 which is evidenced by that certain Secured Promissory Note, of even date herewith (the "New Term Note") a copy of which is attached hereto as Exhibit A.

                  "Old Term Loan" means that certain term loan in the principal amount of $22,609,930.30 (the Outstanding Obligations as of the close of business on February 28, 2002 (other than L/Cs and L/C Guarantees)) which is evidenced by that certain Second Amended and Restated Secured Promissory Note of even date herewith (the "Old Term Note") which is attached hereto as Exhibit B.

            (b) Foothill and Borrower agree that as of the close of business on February 28, 2002, the outstanding Obligations, including accrued interest, were $22,609,930.30, in the aggregate, as follows:

                  (i) Revolving Advances - $12,464,600.08

                  (ii) Term Loan - $10,145,330.22

                  (iii) L/C and/or L/C Guarantees - $572,538"

            (c) Sections 2.1, 2.2(a), (b) and (c), 2.4 and 2.8 of the Agreement are hereby deleted.

            (d) The first sentence of Section 2.2(b)(i) of the Agreement is amended to read as follows:

                  "(i) Subject to the terms and conditions of this Agreement, Foothill agrees to issue commercial or standby letters of credit for the account of Borrower (each, an "L/C") or to issue standby letters of credit or guarantees of payment (each such letter of credit or guarantee, an "L/C Guaranty") with respect to commercial or standby letters of credit issued by another person for the account of Borrower in an aggregate face amount not to exceed $572,538."

            (e) Section 2.3 of the Agreement is amended to read as follows:

                  "2.3 Term Loans.

                        (a) Foothill has agreed to make the New Term Loan to Borrower to be evidenced by and repayable in accordance with the terms and conditions of the New Term Note, executed by Borrower in favor of Foothill. All amounts evidenced by the New Term Note shall constitute Obligations. Borrower may draw monies under the New Term Loan weekly, subject to receipt and approval of Borrower's weekly disbursements budget. Such budgets shall be submitted to Foothill on Friday before Noon for funding on the following Monday.

                        (b) Borrower has executed and delivered to Foothill the Old Term Note evidencing the outstanding Obligations (other than the L/Cs and L/C Guarantees) as of the close of business on February 28, 2002. All amounts evidenced by the Old Term Note shall constitute Obligations."

            (f) Section 2.5 of the Agreement is amended by adding the following:

                  "(g) The Obligations under the New Term Note shall bear interest at the rate of 12% per annum, which interest shall accrue monthly and shall be added to principal until September 1, 2002 when interest for the month of August 2002 shall be paid and interest shall continue to be paid on the first day of each subsequent month.

                  (h) The Obligations under the Old Term Loan shall not bear interest from March 1, 2002 until such time as Foothill, in its sole discretion, notifies Borrower in writing that it shall thereafter accrue interest which shall be payable in accordance with Section 2.5(a) through
      (f)."

            (g) Section 2.9 of the Agreement is amended to read as follows:

                  2.9 Sales of Assets or Divisions. Borrower agrees to diligently pursue the sale of one or more of its three business units to non-Affiliates of Borrower in arms length transactions. The initial proceeds of any such sale, after expenses of such sale, shall be paid to Foothill to pay accrued interest on the New Term Note and the outstanding principal balance of the New Term Note.

            (h) Section 3.4 of the Agreement is amended to read as follows:

                  "3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on December 31, 2002, and the maturity date of the Old Term Note and New Term Note shall also be December 31, 2002. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

            (i) Section 9.3 of the Agreement is hereby deleted.

            (j) During the period from March 1, 2002 through December 31, 2002, Borrower shall not make any payments on Indebtedness to the holders of
Borrower's: (i) 6% Convertible Subordinated Debentures or (ii) 12% Subordinated Notes, but Borrower shall not be prohibited from paying accounts payable in the ordinary course of business

            (k) This Amendment combines, amends and restates Amendments numbers 4 through 15 of the Agreement.

      3. EXHIBITS. Exhibits "A", "B" and "C" hereto are added to the Agreement as Exhibits "A", "B" and "C" thereto.

      4. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that (a) all of Borrower's representations and warranties set forth in the Agreement (except for those set forth in Sections 5.10 and 5.11) are true, complete and accurate in all respects as of the date hereof and (b) Exhibit "C" hereto updates Section 5.9 of the Agreement.

5. CONDITIONS PRECEDENT AND SUBSEQUENT.

            (a) The effectiveness of this Amendment is expressly conditioned upon the following:

                  (i) Receipt by Foothill of an executed copy of this Amendment, the New Term Note and the Old Term Note.

            (b) Prior to the close of business on March 5, 2002, Borrower shall deliver to Foothill its updated projections for the year ending December 31, 2002 ("Fiscal 2002"). Upon Foothill's reasonable approval of the projections, Foothill and Borrower shall, on or before March 11, 2002, amend Section 6.13 of the Agreement to establish financial covenants for Fiscal 2002 based upon such projections.

      6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the
preparation,   execution,  and  delivery  of  this  Amendment  and  all  related documents.

      7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

      8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                   FOOTHILL CAPITAL CORPORATION,

                                   a California corporation

                                   By: Ed Stearns
                                      -----------------------------------------
                                   Title:  Sr V.P.
                                         --------------------------------------


                                   PORTA SYSTEMS CORP.,

                                   a Delaware corporation

                                   By: /s/ William V. Carney
                                      -----------------------------------------
                                   Title: CEO
                                         --------------------------------------

                            SECURED PROMISSORY NOTE

$1,500,000                                               Los Angeles, Ca1ifornia
                                                                   March 1, 2002

      FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to FOOTHILL CAPITAL CORPORATION ("Foothill"), or order, at 2450 Colorado Avenue, Suite 3000W, Santa Monica, California 90404, or at such other address as the holder may specify in writing, the principal sum of One Million Five Hundred Thousand Dollars ($l,500,000) or such lesser sum as is advanced by Holder to Maker as the New Term Loan under that certain Amended and Restated Loan And Security Agreement between the Maker and Foothill, dated as of November 28, 1994 (as amended, the "Agreement") plus interest in the manner and upon the terms and conditions set forth below:

      1.    Rate of Interest

            This Secured Promissory Note ("Note") shall bear interest at such times and at such rates as set forth in the Agreement

      2.    Schedule of Payments.

            Principal and interest under this Note shall be due and payable on December 31, 2002, or sooner as provided in the Agreement.

      3.    Prepayment

            This Note may be prepaid at any time in whole or in part, without any premium or penalty whatsoever.

            Maker is required to prepay this Note under certain circumstances set forth in the Agreement.

      4.    Holder's Right of Acceleration.

            Upon the occurrence of an Event of Default under the Agreement including, but not limited to, the failure to pay any installment of principal or interest hereunder when due, the Holder may, at its election and without notice to the Maker, declare the entire balance hereof immediately due and payable.

      5.    Additional Rights of Holder.

            If any installment of principal or interest hereunder is not paid when due, the Holder shall have the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate provided in this Note in addition to the tights set forth herein, in the Agreement, and under law.


                                   Exhibit A

      6.    General Provisions.

            (a) If this Note is not paid when due, the Maker further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by the Holder, whether or not suit is filed hereon.

            (b) The Maker hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at or after maturity.

            (c) The Maker hereby consents to the acceptance, release, or substitution of security for this Note.

            (d) Presentment for payment, notice of dishonor, protest, and notice of protest are hereby expressly waived

            (e) Any waiver of any rights under this Note, the Agreement, or under any other agreement, instrument, or paper signed by the Maker is neither valid nor effective unless made in writing and signed by the Holder.

            (f) No delay or omission on the part of the Holder in exercising any right shall operate as a waiver thereof or of any other right.

            (g) A waiver by the Holder upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

            (h) Should any one or more of the provisions of this Note be determined illegal or unenforceable all other provisions shall nevertheless remain effective.

            (i) This Note cannot be changed, modified, amended, or terminated orally.

      7.    Security for the Note

            This Note is secured by the Agreement, and by various other security documents. This Note is subject to all of the terms and conditions thereof including, but not limited to, the remedies specified therein.

      8.    Choice of Law and Venue.

            THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE MAKER AND THE HOLDER, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE MAKER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR AT THE SOLE OPTION OF


                                   Exhibit A

THE HOLDER, IN THE STATE OF NEW YORK OR ANY OTHER COURT IN WHICH THE HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

      9.    Waiver of Jury Trial

            THE MAKER, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE HOLDER AND THE MAKER WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE MAKER, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE HOLDER MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

            IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.

                                   PORTA SYSTEMS CORP.,
                                   a Delaware corporation

                                   By: /s/ William V. Carney
                                      -----------------------------------------


                                   Exhibit A

                          SECOND AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE

$22,609,930.30                                           Los Angeles, California
                                                                    March 1,2002

      FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to FOOTHILL CAPITAL CORPORATION ("Foothill"), or order, at 2450 Colorado Avenue, Suite 3000W, Santa Monica, California 90404, or at such other address as the holder may specify in writing, the principal sum of Twenty Two Million Six Hundred Nine Thousand Nine Hundred Thirty Dollars and Thirty Cents ($22,609,930.30) plus interest in the manner and upon the terms and conditions set forth below.

1.    Rate of Interest

            This Second Amended and Restated Secured Promissory Note ("Note") shall bear interest at such times and at such rates as set forth in that certain Amended and Restated Loan And Security Agreement between the Maker and Foothill, dated as of November 28, 1994 (as amended, the "Agreement").

2.    Schedule of Payments

            Principal and interest under this Note shall be due and payable on December 31, 2002, or sooner as provided in the Agreement.

3.    Prepayment.

            This Note may be prepaid at any time, in whole or in part, without any premium or penalty whatsoever.

            Maker is required to prepay this Note under certain circumstances set forth in the Agreement.

4.    Holder's Right of Acceleration.

            Upon the occurrence of an Event of Default under the Agreement including, but not limited to, the failure to pay any installment of principal or interest hereunder when due, the Holder may, at its election and without notice to the Maker, declare the entire balance hereof immediately due and payable.

5.    Additional Rights of Holder.

            If any installment of principal or interest hereunder is not paid when due, the Holder shall have the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing Interest at the rate provided in this Note in addition to the rights set forth herein, in the Agreement and under law.


                                   Exhibit B

6.    General Provisions.

            (a) If this Note is not paid when due, the Maker further promises to pay all costs of collection, foreclosure fees and reasonable attorneys' fees incurred by the Holder, whether or not suit is filed hereon.

            (b) The Maker hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity.

            (c) The Maker hereby consents to the acceptance, release, or substitution of security for this Note.

            (d) Presentment for payment, notice of dishonor, protest and notice of protest are hereby expressly waived.

            (e) Any waiver of any rights under this Note, the Agreement, or under any other agreement, instrument, or paper signed by the Maker is neither valid nor effective unless made in writing and signed by the Holder.

            (f) No delay or omission on the part of the Holder in exercising any right shall operate as a waiver thereof or of any other right.

            (g) A waiver by the Holder on any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

            (h) Should any one or more of the provisions of this Note be determined illegal or unenforceable all other provisions shall nevertheless remain effective.

            (i) This Note cannot be changed, modified, amended, or terminated orally.

7.    Security for the Note.

            This Note is secured by the Agreement, and by various other security documents. This Note is subject to all of the terms and conditions thereof including, but not limited to, the remedies specified herein.

8.    Amendment and Restatement.


            This Note amends, restates and replaces that certain Amended and Restated Secured Promissory Note in the original principal amount of Thirteen Million Five Hundred Two Thousand One Hundred Eighty Seven Dollars and Fifty Cents ($13,502,187.50) dated February 13, 1995, which note shall be returned, marked "paid by renewal" to the Maker.

9.    Choice of Law and Venue.

            THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE MAKER AND


                                   Exhibit B

THE HOLDER, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE MAKER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND DETERMINED ONLY IN THE STATE AND COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AT THE SOLE OPTION OF THE HOLDER, IN THE STATE OF NEW YORK OR ANY OTHER COURT IN WHICH THE HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

10.   Waiver of Jury Trial.

            THE MAKER, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEDURE ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE HOLDER AND THE MAKER WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE MAKER, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE HOLDER MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

      IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.

                                   PORTA SYSTEMS CORP.,
                                   a Delaware corporation

                                   By: /s/ William V. Carney
                                      -----------------------------------------


                                   Exhibit B

      The  following   represents  the  status  of  current   litigations  being
maintained against Porta Systems Corp.

      1) In July 1996, an action entitled Greenwich Management Consultants Group, et al. v. Porta Systems Corp., et al. was commenced against the company in New York State Supreme Court. The action arises out of the Company's acquisition of Aster Corporation in which the plaintiffs received certain unregistered shares and and/or warrants to purchase shares in the Company under a merger agreement. The complaint alleges breach of contract against the Company and breach of fiduciary duty against the directors arising out of an alleged failure to register certain restricted shares and warrants owned by the plaintiffs. The complaint seeks damages of $413,000. Although several years ago counsel for the plaintiff advised the Company that additional plaintiffs may be added and, as a result, the amount of damages claimed may become substantially greater, no further plaintiffs have been added and plaintiffs have taken no steps to prosecute the case in the last two years. The Company believes that the defendants have valid defenses to the claims. The case remains in the discovery stage.

      2) In March 2000, the Company suspended, with pay, two of its executives from their positions pending completion of the Company's investigation of certain matters that had come to the Company's attention. Prior to the completion of this investigation, however, these two executives accepted positions with another company and thereby voluntarily resigned from their positions with the Company. In February 2001, the two executives, together with a third who similarly resigned from his position with the Company, filed suit in the Supreme Court for the State of New York, County of New York, entitled Ronald Wilkins, Michael Bahlo and Michael Lamb v. Porta Systems Corp., Index No. 6006771. The Complaint in this action was served on the Company in late February. The Company asserts various claims against the Company based on the allegation that each of the former executives was improperly terminated from his employment without cause. The time to answer the Complaint has not yet expired. The Company intends vigorously to defend against this lawsuit, and has asserted counterclaims against these three former executives based, among other things, on their own breaches of their employment agreements with the Company.

      3) In July 2001 an action entitled OBOD, et al. v. Porta Systems Corp., Index No. 01, Civ. 6426 (JES), was commenced in U.S. District Court for the
Southern District of New York. The plaintiffs are trustees of a Trust which holds a subordinate note from the Company in the amount of $500,000 which is currently in default. By this action, plaintiffs seek to enforce payment under the Note plus interest. Plaintiffs' motion for summary judgment was recently denied by the Court on the grounds that the terms of the Note did not give them permission to obtain a judgment while Porta remained in default to the Senior Debtholder. The action continues to pend but is currently inactive.

                                   Exhibit B
                        (to Combined Amendment Number 4)